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                                                  EXHIBIT 24.3



                               November 8, 1993




Nortek, Inc.
50 Kennedy Plaza
Providence, Rhode Island  02903-2360


Dear Sir or Madam:

     By this letter, we hereby consent to the use of our name, and the attribution of certain market statistics to our name, in connection with your Prospectus and Registration Statement to be filed with the Securities and Exchange Commission.

                              MANUFACTURED HOUSING INSTITUTE


                              \s\   William J. Owens
                              By:     William J. Owens
                              Title:  Vice President, Finance